Exhibit 99.1

BBSI Reports Second Quarter 2016 Financial Results

- Q2 Net Revenues up 12% to $203.4 Million (Non-GAAP Gross Revenues up 17%) -

VANCOUVER, Washington, August 9, 2016 – Barrett Business Services, Inc. (“BBSI” or the “Company”) (NASDAQ: BBSI), a leading provider of business management solutions, reported financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Summary vs. Year-Ago Quarter

•	Net revenues up 12% to $203.4 million.

•	Non-GAAP gross revenues up 17% to $1.1 billion.

•	Net income of $8.5 million or $1.16 per diluted share, compared to net income of $8.9 million or $1.21 per diluted share. Net income in the second quarter of 2016 included $0.24 per diluted share in legal and accounting costs associated with financial restatements, outside investigations and legal proceedings related to securities law issues.

“We are seeing consistency in our performance, which we believe is the result of focused attention on our referral channels and the depth of our operational teams,” said Michael Elich, president and CEO of BBSI. “In the second quarter, we saw 8.7% same-store sales growth, and added 266 net new clients, supporting 17% gross revenue growth. We continue to execute on our plan as we look towards the remainder of 2016 and beyond.”

Second Quarter 2016 Financial Results

Net revenues in the second quarter of 2016 increased 12% to $203.4 million compared to $182.0 million in the second quarter of 2015.

Total non-GAAP gross revenues in the second quarter of 2016 increased 17% to $1.1 billion compared to $971.9 million in the same year-ago quarter (see “Reconciliation of Non-GAAP Financial Measures” below). The increase was primarily due to the continued build in the Company’s client count and same-store sales growth, partially offset by an 11% decline in staffing services revenue.

Net income for the second quarter of 2016 was $8.5 million or $1.16 per diluted share, compared to net income of $8.9 million or $1.21 per diluted share in the year-ago quarter. The second quarter of 2016 included $0.24 per diluted share in legal and accounting costs associated with financial restatements, outside investigations and legal proceedings related to securities law issues.

At June 30, 2016, the Company’s restricted and unrestricted cash, cash equivalents, marketable securities, and restricted securities totaled $296.7 million compared to $305.3 million at December 31, 2015. Total debt was $12.2 million compared to $19.8 million at the end of 2015.

12-Month Outlook

BBSI continues to expect non-GAAP gross revenues for the next 12-month period (through June 30, 2017) to increase approximately 18%. For the full year 2016, the Company continues to expect diluted earnings per share to be $3.50, which includes an estimate of $6.4 million (approximately $0.57 per diluted share) for legal and accounting costs associated with financial restatements, outside investigations and legal proceedings related to securities law issues. The Company reported $3.47 diluted earnings per share in 2015.

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Conference Call

BBSI will conduct a conference call tomorrow, August 10, 2016 at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) to discuss its financial results for the second quarter ended June 30, 2016. The Company’s President and CEO Michael Elich and Interim CFO Tom Carley will host the call, followed by a question and answer period.

Date: Wednesday, August 10, 2016

Time: 12:00 p.m. Eastern time (9:00 a.m. Pacific time)

Toll-free dial-in number: 1-877-419-6603

International dial-in number: 1-719-325-4807

Conference ID: 6276674

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/player/index.php?id=120579 and via the investor relations section of the BBSI website at www.barrettbusiness.com.

A replay of the conference call will be available after 3:00 p.m. Eastern time on the same day through September 10, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 6276674

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP gross revenues.

The Company reports its Professional Employer Services revenues on a net basis because it is not the primary obligor for the services provided by the Company’s co-employed clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with GAAP, is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

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	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
Non-GAAP (in thousands)	June 30,		June 30,
	2016	2015	2016	2015
		(As Restated)		(As Restated)
Revenues:
Professional employer services	$1,102,884	$929,521	$2,130,482	$1,787,282
Staffing services	37,641	42,347	73,932	81,513
Total revenues	1,140,525	971,868	2,204,414	1,868,795
Cost of revenues:
Direct payroll costs	958,458	815,773	1,852,508	1,570,209
Payroll taxes and benefits	82,885	71,808	186,645	159,885
Workers' compensation	56,929	47,809	112,621	93,292
Total cost of revenues	1,098,272	935,390	2,151,774	1,823,386
Gross margin	$42,253	$36,478	$52,640	$45,409

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

	(Unaudited)
	Three Months Ended June 30,
	Gross Revenue				Net Revenue
	Reporting Method				Reporting Method
(in thousands)	(Non-GAAP)		Reclassification		(GAAP)
	2016	2015	2016	2015	2016	2015
		(As Restated)		(As Restated)		(As Restated)
Revenues:
Professional employer services	$1,102,884	$929,521	$(937,108)	$(789,909)	$165,776	$139,612
Staffing services	37,641	42,347	-	-	37,641	42,347
Total revenues	$1,140,525	$971,868	$(937,108)	$(789,909)	$203,417	$181,959
Cost of revenues	$1,098,272	$935,390	$(937,108)	$(789,909)	$161,164	$145,481

	(Unaudited)
	Six Months Ended June 30,
	Gross Revenue				Net Revenue
	Reporting Method				Reporting Method
(in thousands)	(Non-GAAP)		Reclassification		(GAAP)
	2016	2015	2016	2015	2016	2015
		(As Restated)		(As Restated)		(As Restated)
Revenues:
Professional employer services	$2,130,482	$1,787,282	$(1,810,030)	$(1,520,436)	$320,452	$266,846
Staffing services	73,932	81,513	-	-	73,932	81,513
Total revenues	$2,204,414	$1,868,795	$(1,810,030)	$(1,520,436)	$394,384	$348,359
Cost of revenues	$2,151,774	$1,823,386	$(1,810,030)	$(1,520,436)	$341,744	$302,950

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About BBSI

BBSI (NASDAQ: BBSI) is a leading provider of business management solutions, combining human resource outsourcing and professional management consulting to create a unique operational platform that differentiates it from competitors. The Company’s integrated platform is built upon expertise in payroll processing, employee benefits, workers’ compensation coverage, risk management and workplace safety programs, and human resource administration. BBSI’s partnerships help businesses of all sizes improve the efficiency of their operations. The Company works with more than 4,000 clients across all lines of business in 22 states. For more information, please visit www.barrettbusiness.com.

Forward-Looking Statements

Statements in this release about future events or performance, including expectations regarding revenue and earnings per share growth, are forward-looking statements which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include changes in executive management, the ineffectiveness of the Company’s internal control over financial reporting, the Company’s relationship with its primary bank lender, potential delisting of the Company’s common stock by Nasdaq, current and future shareholder litigation, the ongoing investigation of accounting issues by the Securities and Exchange Commission and the United States Department of Justice, economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current clients and attract new clients, the availability of financing or other sources of capital, the potential for material deviations from expected future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectability of accounts receivable, the carrying value of deferred income tax assets and goodwill, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2015 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements are less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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Barrett Business Services, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands)	2016	2015
Assets
Current assets:
Cash and cash equivalents	$422	$25,218
Trade accounts receivable, net	177,927	90,529
Income taxes receivable	-	1,038
Prepaid expenses and other	4,818	3,173
Restricted certifcates of deposit	-	10,000
Restricted marketable securities and workers' compensation deposits	48,371	76,110
Deferred income taxes	20,908	20,941
Total current assets	252,446	227,009
Marketable securities	2,362	6,082
Property, equipment and software, net	23,958	22,820
Restricted certificates of deposit	10,000	-
Restricted marketable securities and workers' compensation deposits	235,584	187,916
Other assets	4,551	5,130
Goodwill	47,820	47,820
	$576,721	$496,777

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$7,721	$19,833
Accounts payable	4,458	3,217
Accrued payroll, payroll taxes and related benefits	186,295	121,343
Income taxes payable	71	-
Other accrued liabilities	4,419	6,166
Workers' compensation claims liabilities	71,785	65,581
Safety incentives liabilities	24,262	21,253
Total current liabilities	299,011	237,393
Long-term workers' compensation claims liabilities	205,265	190,094
Long-term debt	4,502	-
Deferred income taxes	13,256	13,256
Customer deposits and other long-term liabilities	1,399	1,483
Stockholders' equity	53,288	54,551
	$576,721	$496,777

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Barrett Business Services, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	(Unaudited)		(Unaudited)
(in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
		(As Restated)		(As Restated)
Revenues:
Professional employer service fees	$165,776	$139,612	$320,452	$266,846
Staffing services	37,641	42,347	73,932	81,513
Total revenues	203,417	181,959	394,384	348,359
Cost of revenues:
Direct payroll costs	28,223	32,188	55,649	61,952
Payroll taxes and benefits	82,885	71,808	186,645	159,885
Workers' compensation	50,056	41,485	99,450	81,113
Total cost of revenues	161,164	145,481	341,744	302,950
Gross margin	42,253	36,478	52,640	45,409
Selling, general and administrative expenses	28,490	21,429	50,394	38,399
Depreciation and amortization	769	709	1,518	1,392
Income from operations	12,994	14,340	728	5,618
Other income (expense), net	6	(398)	(2)	(845)
Income before income taxes	13,000	13,942	726	4,773
Provision for income taxes	4,478	5,040	207	1,699
Net income	$8,522	$8,902	$519	$3,074
Basic earnings per common share	$1.18	$1.24	$0.07	$0.43
Weighted average number of basic common shares outstanding	7,210	7,151	7,209	7,143
Diluted earnings per common share	$1.16	$1.21	$0.07	$0.42
Weighted average number of diluted common shares outstanding	7,328	7,327	7,323	7,328

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

BBSI@liolios.com

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